SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

SIGA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065
(212) 672-9100

April 12, 2011

Dear Stockholder:

     You are cordially invited to attend our 2011 Annual Meeting of Stockholders on May 17, 2011, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036. On the following pages you will find the formal notice of the annual meeting and proxy statement.

     To ensure that you are represented at the Annual Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting and I look forward to seeing you there.

Sincerely,

/s/ Eric A. Rose
Eric A. Rose, M.D.
Chief Executive Officer
and Chairman of the Board

SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SIGA Technologies, Inc. (“SIGA”), a Delaware corporation, will be held on Tuesday, May 17, 2011, at 10:00 a.m. (local time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, and at any adjournment.

     At the Annual Meeting, SIGA’s stockholders will be voting on proposals to do the following:

1.	To elect eleven directors to the Board of Directors of SIGA;

2.	To vote on the non-binding advisory resolution regarding executive compensation

3.	To vote on frequency of the non-binding advisory resolution regarding executive compensation

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2011; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 31, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and for any purpose properly related to the Annual Meeting, during the ten days prior to the Annual Meeting, at SIGA’s office, during ordinary business hours.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

     Directions to the offices of Kramer Levin Naftalis & Frankel LLP are included on the outside back cover of the Proxy Statement for the Annual Meeting.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE
ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Daniel J. Luckshire
Daniel J. Luckshire
Secretary
New York, New York
April 12, 2011

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 17, 2011.

The Proxy Statement and 2010 Annual Report on Form 10-K are
available in the “Investor Relations” section of our website at www.siga.com

SIGA Technologies, Inc.
35 East 62nd Street
New York, New York 10065
(212) 672-9100

———————
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011
———————

     This proxy statement is furnished to stockholders of SIGA Technologies, Inc. (“SIGA”, the “Company” or “we”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of SIGA (the “Board of Directors”) for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th Floor, New York, New York 10036, on Tuesday, May 17, 2011, at 10:00 a.m. (local time), and at any adjournment or postponement thereof.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 12, 2011.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

     The Board of Directors has fixed the close of business on March 31, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of the Record Date, SIGA had issued and outstanding 50,381,142 shares of common stock, par value $.0001 per share (“Common Stock”).

Voting at the Annual Meeting

     Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders. Cumulative voting by stockholders is not permitted.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in “street name” must vote those shares according to specific instructions they receive from the owners of such shares. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. Broker “non-votes” result when brokers are precluded from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items, such as the ratification of the appointment of the independent registered public accounting firm (Proposal No. 4) and, accordingly, your shares may be voted by your broker on Proposal No. 4. However, brokers do not have discretionary authority to vote on the other proposals included herein. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker.

     For the election of directors, a plurality of the votes cast is required. Abstentions and broker “non-votes” are not considered to have been voted for the purpose of the election of directors.

     For the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2011, the affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” are not considered to have been voted on this proposal. Brokers and other nominees continue to have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of the independent auditor and, accordingly, your shares may be voted by your broker on this proposal.

Dissenters’ Rights

     Proposals 1, 2, 3 and 4 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

Revocability and Voting of Proxies

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

1.	writing a letter delivered to Daniel J. Luckshire, Secretary of SIGA, stating that the proxy is revoked;

2.	submitting another proxy with a later date; or

3.	attending the Annual Meeting and voting in person.

     Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

     Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of SIGA’s nominees as a director; (ii) FOR the approval of SIGA’s compensation philosophy, policies and procedures described in the CD&A; (iii) FOR a vote on executive compensation to occur once every THREE YEARS; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA for the fiscal year ending December 31, 2011; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. SIGA does not presently anticipate that any other business will be presented for action at the Annual Meeting.

Solicitation

     SIGA will pay the costs of soliciting proxies. SIGA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or other means or in person. They will not receive any additional payments for the solicitation.

PROPOSAL No. 1

ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the eleven persons named in the table below as directors of SIGA. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DR. ROSE, MR. ANTAL, MR. BAYER, MR. BEVINS, MR. CONSTANCE, MR. MARSHALL, MR. SAVAS, MR. SLOVIN, MR. STERN, MS. TOWNSEND AND DR. WEINER AS DIRECTORS (ITEM 1 OF THE ENCLOSED PROXY CARD).

Director Nominee Information

     The following table sets forth biographical information of each director nominee, including their ages, data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name	Age	Position
Eric A. Rose, M.D.	60	Chief Executive Officer and Chairman of the Board
James J. Antal*	60	Director
Michael J. Bayer*	63	Director
William C. Bevins*	64	Director
Thomas E. Constance*	74	Director
Joseph W. Marshall, III*	58	Director
Paul G. Savas*	48	Director
Bruce Slovin*	75	Director
Andrew Stern*	60	Director
Frances Fragos Townsend*	49	Director
Michael A. Weiner, M.D.*	64	Director

*	Determined by the Board of Directors to be independent pursuant to Rule 5605 of the NASDAQ Marketplace Rules.

     Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007, and, on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. In April 2008, Dr. Rose assumed the chairmanship of the Department of Health Policy at Mount Sinai School of Medicine. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a director of Abiomed, Inc. and a former director of PharmaCore, Inc., TransTech Pharma, Inc., Nephros, Inc., Keryx Biopharmaceuticals, Inc. and Nexell Therapeutics Inc. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position as Executive Vice President – Life Sciences at MacAndrews & Forbes Holdings Inc. (“MacAndrews Holdings”), an affiliate of a SIGA shareholder. Dr. Rose’s experience and training as a practicing physician and a nationally recognized cardiothoracic surgeon enables him to bring valuable insight to the Board of Directors, including through his understanding of the scientific aspects of our business and the ability to assist in prioritizing opportunities for drug development. In addition, Dr. Rose managed a large research portfolio and an extensive research and education budget at the Columbia Presbyterian Center, giving him a critical perspective on drug discovery and development and the issues facing pharmaceutical and biotechnology companies.

     James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian in 2002. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003-2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to 2009). Mr. Antal joined the board of directors and serves as the chairman of the audit committee for Cleveland Bio Labs, effective upon the completion of its initial public offering in July 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior Vice President of Finance for TRW Information Systems and Services and TRW Inc. Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal has many years of valuable business, leadership and management experience that provides him with insight into many aspects of SIGA’s business, including an understanding of corporate finance, financial statements, accounting matters and capital markets. Mr. Antal also brings financial experience to the Board of Directors through his 32-year career as an entrepreneur, his various financial positions at other public companies and through his service as chairman of the audit committee for Cleveland Bio Labs.

     Michael J. Bayer has served as a director of SIGA since October 2008. Mr. Bayer has been a private consultant in the energy and national security sectors since 1992. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the former Chairman of the U.S. Department of Defense’s Business Board and serves as a member of the Sandia National Laboratory’s National Security Advisory Panel, the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer serves as a director of Willbros Group, Inc., where he chairs the governance and nomination committee. Mr. Bayer is a former director of Dyncorp International, Stratos Global Corporation, Duratek, Inc. and Athena Inc. Mr. Bayer brings many years of experience in the defense industry to the Board of Directors, which positions him to provide oversight for our Company in a highly regulated industry and to provide guidance in government relations, particularly with the Department of Defense and other government agencies. Mr. Bayer also brings substantial corporate governance and compliance oversight expertise through his previous service on the audit committee and nominating and corporate governance committee of Dyncorp International and through his current service as the chair of the governance and nominating committee of Willbros Group.

     William C. Bevins has served as a director of SIGA since March 2011. Mr. Bevins has been President and Chief Executive Officer of Panavision Inc. since June 2009 and has been Senior Executive Vice President of MacAndrews Holdings since December 2010. Mr. Bevins was consultant to MacAndrews Holdings from 1997 to 2000. He served as President and Chief Executive Officer, as well as director, of Andrews Group Incorporated, an entertainment media holding company, from 1988 to his retirement in 1997, as well as of its two publicly traded operating subsidiaries, New World Communications Group Incorporated (from 1993 to 1997) and Marvel Entertainment Group, Inc. (from 1989 to 1996). From 1979 to 1988, he was Chief Financial Officer of Turner Broadcasting System, Inc., a media and entertainment company. Mr. Bevins’s long career in various management and financial positions provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

     Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He also serves on the Advisory Board of Directors of Barington Capital, L.P. As a practicing attorney, Mr. Constance brings to the Board of Directors many years of experience counseling public companies with respect to governance and other legal matters.

     Joseph W. “Chip” Marshall, III has served as a director of SIGA since early 2009. Mr. Marshall is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate healthcare law firm. He received his B.A. and J.D. degrees (1975 and 1979, respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980s and early 1990s, including as Chairman for a portion of that period. During 2005-2006, he served as a Member of the Federal Medicaid Commission. Additionally, during 2004-2006, he served as a Member of the Pennsylvania Gaming Control Board. Mr. Marshall has more than 30 years of experience in healthcare and is a prominent and highly regarded figure in the healthcare and higher education sectors. His excellent leadership, visibility and expertise in health care are of considerable value to the Board of Directors.

     Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews Holdings. He joined MacAndrews Holdings in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M & F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and TransTech Pharma, Inc. During the past five years, Mr. Savas also served as a member of the board of managers of REV Holdings LLC. Mr. Savas provides our Board valuable business, leadership and management insights with respect to our strategic operational and financial direction. Mr. Savas’s strong financial background, including his work at MacAndrews Holdings and his service on other boards, also provides financial expertise to the Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets.

     Bruce Slovin has served as a director of SIGA since October 2008. Mr. Slovin has been the President of 1 Eleven Associates, LLC, a private investment firm, for over five years. From 1980 to 2000, Mr. Slovin was an executive officer of MacAndrews Holdings and several of its affiliates. Mr. Slovin is a director of Cantel Industries and M & F Worldwide Corp. As a result of Mr. Slovin’s long career in various operating and financial positions, he provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

     Andrew L. Stern has served as a director of SIGA since June 2010. Mr. Stern was formerly the president of Service Employees International Union (SEIU), the second largest union in the United States and Canada and was elected to that role in 1996. Mr. Stern currently holds an appointment as the Alice B. Grant Labor Leader in Residence at the Cornell University School of Industrial and Labor Relations. He is a board member of the Broad Foundation, the Open Society Institute, the Economic Policy Institute, a lifetime Trustee of the Aspen Institute, the President of the Kaiser Permanente Partnership, and SEIU’s National Industry Pension. Mr. Stern’s reputation as a business leader and his experience with federal legislation relating to universal healthcare and business regulations provide a unique perspective to the Board of Directors.

     Frances Fragos Townsend has served as a director of SIGA since March 2011. Ms. Townsend is Senior Vice President of Worldwide Government, Legal and Business Affairs at MacAndrews Holdings and has held this position since October 2010. Ms Townsend previously served as Homeland Security Advisor to President George W. Bush from May 2005 until January 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor for Combating Terrorism from May 2003 to May 2004. Prior to serving the President, Ms. Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard. Before that, Ms. Townsend spent 13 years at the U.S. Department of Justice under the administration of President George H.W. Bush, President Bill Clinton and President George W. Bush. Ms. Townsend also currently is an on-air contributor for CNN as a counterterrorism, national and homeland security expert. She serves as director of DRS Technologies and Thomson Reuters in addition to numerous government advisory and nonprofit boards. Ms. Townsend is the chairperson of the Intelligence and National Security Alliance and a member of the Council on Foreign Relations and the Trilateral Commission. Her extensive experience in government, combined with her legal acumen, is ideally suited for our business.

     Michael A. Weiner, M.D. has served as a director of SIGA since 2001. Dr. Weiner has been the Hettinger Professor of Pediatrics at Columbia University College of Physicians and Surgeons since 1996. Dr. Weiner is also the Director of Pediatric Oncology at New York Presbyterian Hospital. Dr. Weiner was a director of Nexell Therapeutics, Inc. (f/k/a VimRx) from March 1996 to February 1999. Dr. Weiner is a 1972 graduate of the New York State Health Sciences Center at Syracuse and was a post-graduate student at New York University and Johns Hopkins University. Dr. Weiner’s many years of experience and training as a practicing physician enable him to bring important perspectives on issues facing our drug discovery process and assist us in prioritizing opportunities for drug development. Dr. Weiner’s prominence in the medical field and relationships in the medical and academic communities are valuable assets to the Board of Directors.

Meetings of the Board of Directors

     During 2010, the Board of Directors held twelve meetings. Those members of the Board of Directors who are independent as defined by Rule 5605 of the NASDAQ Marketplace Rules (the “Independent Directors”) are also required, pursuant to Rule 5605(b)(2) of the NASDAQ Marketplace Rules, to regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly scheduled meetings of the Board of Directors. Each member of the Board of Directors is also urged to attend the Annual Meeting. Ten members of the Board of Directors as of May 2010 attended SIGA’s 2010 annual meeting of stockholders.

Committees of the Board of Directors

     The Board of Directors is responsible for appointing the members of the standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter that was approved by the Board of the Directors in March 2004. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

     Audit Committee. The Audit Committee, which currently consists of directors Paul G. Savas, James J. Antal, and Bruce Slovin, held seventeen meetings during 2010. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. Moreover, the Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of SIGA’s financial statements, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of SIGA’s financial statements; reviews the proposed scope of such audit; reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Report of the Audit Committee”.

     Compensation Committee. The Compensation Committee, which currently consists of directors Steven L. Fasman, Paul G. Savas, Bruce Slovin, and Michael A. Weiner, held five meetings during 2010. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s stock plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this proxy statement entitled “Compensation Discussion and Analysis”.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which currently consists of directors Michael J. Bayer, James J. Antal and Michael A. Weiner, held four meetings in 2010. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating and Corporate Governance Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

     In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the annual meeting of stockholders, desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2010. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information including, without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. The Nominating Committee considers the overall qualifications of prospective nominees for director, including the particular experience, expertise and outlook that they would bring to the Board of Directors. While diversity may contribute to this overall evaluation, it is not considered by the Nominating Committee as a separate or independent factor in identifying nominees for director. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors. In making its selection, SIGA will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of SIGA. This consideration may also include how long the recommending stockholder intends to continue holding its equity interest in SIGA.

     The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors. Pursuant to this policy, the Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character and not have any interest that would, in the view of the Nominating Committee, materially impair the candidate’s ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

     The Nominating Committee has adopted a policy, summarized in this paragraph, with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

     The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to SIGA not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” in care of SIGA’s Chief Financial Officer at SIGA’s principal headquarters, 35 East 62nd Street, New York, NY 10065. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

The name and address, including telephone number, of the recommending stockholder;

The number and class of SIGA’s shares owned (beneficially or of record) by the recommending stockholder and the time period for which such shares have been held;

A statement from the stockholder as to whether the stockholder has a good-faith intention to continue to hold the reported shares through the date of SIGA’s next annual meeting of stockholders;

Sufficient information about the proposed nominee for the Nominating Committee to make an informed decision regarding the qualifications of the proposed nominee;

Any relationship between the proposed nominee and the recommending stockholder; and

Such other information as the Nominating Committee may reasonably request.

     The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending stockholder must furnish the nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of SIGA.

Compensation Committee Interlocks and Insider Participation

     None.

Code of Ethics

     SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees including, without limitation, our Chief Executive Officer, Chief Financial Officer, and Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section. In the event that there is any amendment to or waiver from any provision of the Code of Ethics and Business Conduct that requires disclosure under Item 5.05 of Form 8-K, SIGA intends to satisfy these disclosure requirements by posting such information on its website, as permitted by Item 5.05(c) of Form 8-K.

Stockholder Communications with the Board of Directors

     SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Board Leadership Structure

     The Board of Directors believes that our CEO is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and implementation of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while the CEO brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and CEO promotes strategy development and implementation, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

     One of the principal responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for implementing the strategy once it is developed. The Board of Directors believes the combined role of Chairman and CEO, together with an informed and engaged Board, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors has no independent director permanently designated as a “Lead Director”, although the independent directors designate a leader for that meeting each time that they go into executive session. The Board of Directors intends to review its leadership structure periodically and consider whether other structures might be appropriate.

The Board’s Role in Risk Oversight

     The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information about our financial condition and operations, and the risks associated with each. Our Board’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks and considers the effects of systemic risks inherent in our business. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed about them through committee reports.

REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee have been appointed by the Board of Directors. During the 2010 fiscal year, the Audit Committee consisted solely of independent directors, as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in March 2004 in order to assure continued compliance by SIGA with SEC and NASDAQ rules enacted in response to requirements of the Sarbanes-Oxley Act. The Audit Committee reviews and reassesses the adequacy of its written charter on an annual basis.

     The Audit Committee assists the Board of Directors in monitoring the integrity of SIGA’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, and SIGA’s compliance with applicable legal and regulatory requirements. Management is responsible for SIGA’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SIGA’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and with PricewaterhouseCoopers LLP, SIGA’s independent registered public accounting firm. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of SIGA’s annual financial statements.

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the issue of their independence from SIGA and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2010 is compatible with maintaining the auditors’ independence.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in SIGA’s Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee has also recommended, subject to stockholder ratification, the selection of SIGA’s independent registered public accounting firm for the year ending December 31, 2011.

Respectfully submitted by the Audit Committee, Paul G. Savas, Chairman James J. Antal Bruce Slovin

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, comprised of independent directors, has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)
based on the review and discussions referred to in paragraph (1) above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2011 Annual Meeting of Stockholders.

Respectfully submitted by the Compensation Committee, Steven L. Fasman, Chairman Paul G. Savas Bruce Slovin Michael A. Weiner

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

     The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of March 15, 2011 of (i) each person known to SIGA to beneficially own more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of March 15, 2011, a total of 50,346,142 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of Common Stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

     The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 15, 2011, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

			Percentage of	Percentage of
Name and Address of	Amount of Beneficial		Common Stock	Total Voting
Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
MacAndrews & Forbes LLC. (3)	10,556,813	(5)	20.45%	20.45%

STH Partners L.P. (4)	3,851,969		7.65%	7.65%

FMR LLC
82 Devonshire Street
Boston, MA 02109	7,186,653		14.28%	14.28%

Gardner Lewis Asset Management
285 Wilmington – West Chester Pike
Chadds Ford, PA 19317	2,652,692		5.27%	5.27%

James J. Antal
30952 Steeplechase Dr.
San Juan Capistrano, CA 92675	96,154	(6)	*	*

Michael J. Bayer
Dumbarton Strategies
3130 Dumbarton Street, NW
Washington D.C., 20007	45,000	(7)	*	*

William C. Bevins	25,000	(14)	*	*

Thomas E. Constance
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036	291,267	(8)	*	*

Steven L. Fasman	82,000	(9)	*	*

Scott M. Hammer, M.D.
630 West 168th Street
New York, NY 10032	65,000	(10)	*	*

Joseph W. Marshall III
1818 Market Street
Philadelphia, PA 19103	45,000	(7)	*	*

			Percentage of	Percentage of
Name and Address of	Amount of Beneficial		Common Stock	Total Voting
Beneficial Owner (1)	Ownership (2)		Outstanding	Stock Outstanding
Eric A. Rose, M.D.	1,013,647	(12)	1.98%	1.98%

Paul G. Savas	121,840	(13)	*	*

Andrew Stern
Old North 402
Georgetown University
37th and O St. NW
Washington, DC 20057	25,650	(14)	*	*

Bruce Slovin
1 Eleven Associates LLC
111 East 61st Street
New York, NY 10065	160,000	(7)	*	*

Frances Fragos Townsend	25,000	(14)	*	*

Michael A. Weiner, M.D.
161 Fort Washington Ave.
New York, NY 10032	60,000	(11)	*	*

Ayelet Dugary	215,000	(15)	*	*

Dennis E. Hruby, Ph.D.	708,333	(16)	1.39%	1.39%

Daniel J. Luckshire	-		*	*

All executive officers and directors as a
group (sixteen individuals)	2,978,891	(17)	5.64%	5.64%

(1)	Unless otherwise indicated the address of each beneficial owner identified is 35 East 62nd Street, New York, New York 10065.

(2)
Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	MacAndrews & Forbes LLC is a direct, wholly owned subsidiary of MacAndrews Holdings, a holding company whose sole stockholder is Ronald O. Perelman.

(4)
STH Partners L.P. (“STH”) is a holding company, the general partner of which is MK Holdings One LLC and the limited partner of which is MacAndrews & Forbes LLC (having a 100% limited partner interest in STH). STH and its general and limited partners are parties to a letter agreement pursuant to which the parties agreed that (i) the general partner of STH shall have sole power to dispose of the shares of Common Stock held by STH and (ii) on all matters to be voted on by the stockholders of the Company, all shares of Common Stock held by STH shall be voted in the same proportion as the votes cast by all other holders of voting stock of the Company.

(5)	Includes 1,302,944 shares of Common Stock issuable upon exercise of warrants.

(6)	Includes 85,000 shares of Common Stock issuable upon exercise of options.

(7)	Includes 45,000 shares of Common Stock issuable upon exercise of options.

(8)	Includes 275,000 shares of Common Stock issuable upon exercise of options.

(9)	Includes 55,000 shares of Common Stock issuable upon exercise of options.

(10)	Includes 65,000 shares of Common Stock issuable upon exercise of options.

(11)	Includes 40,000 shares of Common Stock issuable upon exercise of options.

(12)	Includes 886,667 shares of Common Stock issuable upon exercise of options.

(13)	Includes 85,000 shares of Common Stock issuable upon exercise of options.

(14)	Includes 25,000 shares of Common Stock issuable upon exercise of options.

(15)	Includes 215,000 shares of Common Stock issuable upon exercise of options.

(16)	Includes 583,333 shares of Common Stock issuable upon exercise of options.

(17)	See footnotes (5)-(16).

MANAGEMENT

Executive Officers

     The following table sets forth certain information with respect to the executive officers of SIGA:

Name	Age	Position
Eric A. Rose, M.D.	60	Chief Executive Officer and Chairman of the Board
Ayelet Dugary (1)	44	Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D.	59	Vice President and Chief Scientific Officer
Daniel J. Luckshire (2)	40	Executive Vice President, Chief Financial Officer and Secretary

(1)
Ms. Dugary was appointed to serve as Acting Chief Financial Officer on February 1, 2009 and as Chief Financial Officer effective April 29, 2009. Effective February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

(2)	Mr. Luckshire was hired on February 10, 2011 to serve as Executive Vice President and Chief Financial Officer; his employment was effective on the same date.

     Ayelet Dugary served as Chief Financial Officer beginning on April 29, 2009. Ms. Dugary served as SIGA’s Acting Chief Financial Officer from February 2009 to April 2009, and Director of Finance and Controller from December 2004 to January 2009. From 1997 to 2004, Ms. Dugary served in various positions of increasing responsibility with PricewaterhouseCoopers, LLP, the last of which was Senior Manager, where she gained substantial auditing experience and assisted clients in the development of their financial reporting and regulatory compliance procedures. Ms. Dugary holds an MBA from the University of Santa Clara, CA.

     Dennis E. Hruby, Ph.D. has served as Vice President and Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

     Daniel J. Luckshire joined as Executive Vice President and Chief Financial Officer in February 2011. Prior to joining SIGA, Mr. Luckshire was a strategic advisor and private investor for a broad range of companies who are leaders within specialized market segments. Between 1998 and 2008, Mr. Luckshire was an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility. Prior to his employment with Merrill Lynch, Mr. Luckshire was a member of the management team that built USI Insurance Services into a national insurance brokerage and was a CPA at Price Waterhouse LLP. Mr. Luckshire has a Master of Business Administration degree in Finance and Strategic Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree in Accountancy from Villanova University.

     See Director Nominee Information, for a biography of Dr. Rose.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

     The Compensation Committee of the Board of Directors is responsible for implementing the Board of Directors’ directives relating to the compensation of our named executive officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

As a general matter, the compensation policy for officers and key employees includes:
  base salary, which is determined on an annual or semi-annual basis,

  annual or other time-based cash incentive compensation, and long-term incentive compensation in the form of equity participation awards.
     This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

Our Named Executive Officers

     For 2010, our Named Executive Officers and their titles were:

Name	Title
Dr. Eric A. Rose	Chief Executive Officer and Chairman of the Board
Ayelet Dugary (1)	Chief Financial Officer and Secretary
Dr. Dennis E. Hruby	Vice President and Chief Scientific Officer

(1)	On April 29, 2009, Ms. Dugary became Chief Financial Officer. On February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

Our Executive Compensation Decision Process

Overview
     Our Compensation Committee reviews and approves on a periodic basis the corporate goals and objectives with respect to the compensation for the executive officers, including the Chief Executive Officer. In its discretion, the Committee may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses at the sole discretion of the Board of Directors, based on the executives’ performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Board’s decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee reviews information regarding the compensation of similarly situated executives at peer companies. The Compensation Committee either makes such awards or makes recommendations to the Board of Directors with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions
     Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board of Directors, is involved in compensation recommendations, with input from our Chief Financial Officer and Chief Scientific Officer, as it relates to the compensation of other key employees. The Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made. On more than one occasion, the Committee has used a third-party compensation consultant.

Compensation Advisors
     The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2010, the Compensation Committee retained the services of Compensation Advisory Partners LLC as its independent executive compensation consultant. In connection with this engagement, the Compensation Committee requested that Compensation Advisory Partners LLC review the fairness of the compensation package for Dr. Rose, Dr. Hruby and Ms. Dugary in relation to a peer group comprised of comparable biotechnology companies.

Competitive Market Analysis and Benchmarking
     In reviewing and recommending the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to officers of similarly situated companies, our performance, the respective individual’s performance, compensation given to our officers in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. As a framework for the Compensation Committee’s decisions regarding the compensation of the Company’s named executive officers during 2010, the Compensation Committee evaluated aggregate executive compensation data from the fiscal years 2008 and 2009 regarding the chief executive officer, chief financial officer, and chief scientific officer of Alexion Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc., Dynavax Technologies Corp., Emergent Biosolutions Inc., Enzon Pharmaceuticals, Inc., Hemispherx Biopharma Inc., Human Genome Sciences, Inc., PharmAthene, Inc., SciClone Pharmaceuticals, Inc., and ViroPharma Inc. SIGA’s third-party compensation consultant selected these companies as similarly situated because they are all biotechnology companies specializing either in small-molecule drugs or solutions to bioterrorism and, with the exception of Human Genome Sciences and Alexion Pharmaceuticals, have comparable market capitalizations. The Committee found the aggregate compensation paid to each of the Company’s named executive officers, in general, was consistent with the compensation paid to executive officers of the selected peer group after taking into account differences, such as product sales, total research revenue, scope of supervisory responsibility of employees and nature of other commitments, between the Company and the peer group.

Evaluations
     The Compensation Committee evaluates, at least once a year, the performance of our officers and other key employees in light of goals and objectives established by the Committee. Based upon these evaluations, the Compensation Committee either adjusts the compensation of such personnel as appropriate or recommends to the full Board of Directors any adjustment for such personnel, including any change to base salary, bonus, incentive and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company, the progress achieved by our drug candidates, the establishment and maintenance of successful relationships with the Company’s various funding and research partners and potential customers and successful relations with the Board of Directors and the shareholders. In its evaluation of the Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial goals, the Chief Financial Officer’s relationships with the shareholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with NASDAQ rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the Company’s Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary requirements, new grants and other third-party funding obtained, relationships with regulators and current and possible future scientific partners, compliance with grant requirements and management of the Company’s research facility located in Corvallis, OR.

Our Compensation Philosophy and Program Objectives
     The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through a stock incentive plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

Our Executive Compensation Program

Overview
     The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive compensation and stock option awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

Base Salary
     The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key employee talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, and anticipated changes to future job responsibilities, as well as historical practices within the Company. Economic and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executive’s employment contracts with the Company, which contracts are more fully discussed elsewhere in this proxy statement.

     Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any transaction outside of the ordinary course of business that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

     For Dr. Rose, Ms. Dugary and Dr. Hruby, we paid as base salary in 2010 the amounts required under their employment agreements. These amounts were reviewed and set by our Compensation Committee. These base salary levels reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the executive’s individual performance, achievements and prior contributions and anticipated performance levels.

Annual Incentive Compensation
     The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses, in the sole discretion of the Board of Directors or Compensation Committee based on the executives’ performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee approves or makes recommendations to the Board of Directors with respect to such amounts. Dr. Hruby was contractually entitled to certain guaranteed cash bonus payments each year of his current employment agreement. His guaranteed cash bonus for 2010 was $75,000. Also in 2010, Dr. Hruby received a discretionary bonus of $75,000; no other executive officers received a discretionary bonus. In its evaluation of Dr. Hruby, the Compensation Committee did not have any pre-established goals or targets identified, however, in its determination as to the amount of discretionary bonus to be awarded, the Compensation Committee considered Dr. Hruby’s achievement of program objectives within budgetary requirements, new grants and other third-party funding obtained, relationships with regulators and current and possible future scientific partners, compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon and the announcement by the Biomedical Advanced Research and Development Authority (“BARDA”) of a Request for Proposal (“RFP”) for the acquisition of a smallpox antiviral, the response to which required Dr. Hruby to expend additional significant efforts on the Company’s behalf. Specifically, the Compensation Committee took Dr. Hruby’s contributions to the following achievements into consideration in making the $75,000 discretionary award:
  Continued leadership in interactions with the FDA to develop a plan to achieve the regulatory approval of ST-246.

  Successful leadership of the negotiation and implementation of the NIH/BARDA contracts for ST-246 therapeutic development, IV formulation and prophylaxis that resulted in achievement of programmatic milestones and awarding of funding.

  Leadership of the broad-spectrum antiviral program that has resulted in the declaration of a lead compound.

     Ms. Dugary was also contractually entitled to certain guaranteed cash bonus payments. Her guaranteed cash bonus for 2010 was $50,000. Dr. Rose’s employment agreement does not provide for guaranteed bonus payments.

     We believe that the annual incentive bonuses can motivate and encourage our executives to fulfill our objectives and provide us with the opportunity to recognize superior individual performance.

Long-Term Incentive Awards
     The Compensation Committee believes that granting stock options and other equity-based incentives can provide officers and employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting stock options can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the 2010 Stock Incentive Plan (the “2010 Plan”) adopted in April 2010 to supersede the previous plan, which provides for grants of incentive stock options, non-qualified stock options and shares of restricted and unrestricted stock to our executives, directors and employees. Prior to that date, the Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the “1996 Plan) was in effect. The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted awards, and determines the number of stock options or shares to be granted to each such person, and the terms and conditions of any grant as permitted under the 2010 Plan. The exercise price of stock options is set by the Compensation Committee and has been at a price at least equal to the market price of the Common Stock on the date of the grant. Options granted by SIGA therefore do not have any value to the executive unless the market price of our Common Stock rises, which ensures that the interests of our executives are aligned with those of our stockholders. Through these equity awards, we seek to emphasize the importance of improving the performance of our stock price, increasing shareholder value over the long-term.

     Both incentive options (“Incentive Options”) and nonqualified options (“Nonqualified Options”) may be granted under the 2010 Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). As such, any Incentive Option granted under the 2010 Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

     In determining the size of a stock grant, including stock options and restricted stock, to a named executive officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officers’ achievement of pre-established goals, but also the number, term and vesting of stock-based awards previously granted to the officer. The Compensation Committee may also consider the total compensation package or changes made thereto, when determining whether to make a stock-based award. The number of shares granted to each named executive officer is determined by the Compensation Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives. In connection with its review of compensation matters for the Company executive officers, the Compensation Committee also reviews information regarding the overall compensation, including stock-based awards, of similarly situated executives at peer companies. The Compensation Committee makes recommendations to the Board of Directors with respect to such awards based on the foregoing facts. For 2010, there were no such awards made to the named executive officers.

Additional Benefits and Perquisites
     Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, but it makes no contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change in Control Agreements
     We also provide some of our executive officers with severance and change in control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change in control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business.

Our Compensation Policies

Section 162(m) Policy
     The Compensation Committee has found it unnecessary to consider the applicability of Section 162(m) of the Code because no executive officer receives compensation in excess of one million dollars.

Common Share Ownership Requirements
     While we have not adopted a formal written policy on common share ownership requirements, part of our compensation philosophy involves common share ownership by our executive officers, because we believe that it helps to align their financial interests with those of our stockholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common shares without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our 2004 Policy on Confidential Information and Insider Trading.

Timing of Awards
     Our Compensation Committee has the authority to issue equity awards under our incentive plan. We expect that the Compensation Committee will continue making equity awards to our executive officers and key employees when appropriate. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date.

Financial Restatement
     Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table
     The following table sets forth the total compensation of the Company’s Named Executive Officers for the fiscal year ended December 31, 2010.

Summary Compensation Table

							Change in Pension
						Non-Equity	Value and
						Incentive Plan	Nonqualified Deferred	All Other
Name and Principal				Stock Awards	Option Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)	($)	($) (2)	($)	Earnings ($)	($)	Total ($)
Eric A. Rose, M.D.	2010	400,000	-	-	162,441	-	-	-	562,441
Chief Executive	2009	400,000	-	-	481,112	-	-	-	881,112
Officer	2008	400,000	-	-	166,943	-	-	-	566,943

Ayelet Dugary	2010	225,000	50,000	-	53,919	-	-	-	328,919
Chief Financial	2009	225,000	50,000	-	80,703	-	-	-	355,703
Officer (1)	2008	180,000	40,000	-	46,939	-	-	-	266,939

Dennis E. Hruby, Ph.D.	2010	275,000	150,000	-	111,222	-	-	-	536,222
Chief Scientific Officer	2009	275,000	150,000	-	218,773	-	-	-	643,773
	2008	250,000	125,000	-	192,716	-	-	-	567,716

(1)
Ms. Dugary became Acting Chief Financial Officer on February 1, 2009 and Chief Financial Officer on April 29, 2009. On February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased.

(2)	Option awards represent the fair value on the grant date recognized for financial statement purposes.

Salary
     The amounts reported in the “Salary” column above represent base salaries paid to each of the Named Executive Officers and employees for the each of the three years listed above.

Bonus
     The amounts reported in the “Bonus” column above for each of the three years listed above include bonus which was accrued and paid with respect to performance in each of those respective years.

Stock-Based Awards
     The 1996 Plan was adopted in 1996 and amended in 2001, 2004 and 2005. In April 2010, the 2010 Plan was adopted to update and supersede the 1996 Plan. The maximum number of shares of Common Stock available under the 2010 Plan is 2,000,000. Stock options may be granted to key employees, consultants and outside directors pursuant to the 2010 Plan.

     The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted stock awards, and determines the number of stock awards to be granted to each such person, and the terms and conditions of any stock options as permitted under the Plan. The members of the Compensation Committee during 2010 were Steven L. Fasman, who served as Chair, Paul G. Savas, Bruce Slovin, and Michael A. Weiner, M.D. See “Committees of the Board of Directors” above for more information.

     The 2010 Plan provides for the grant of any or all of the following: Incentive Options, Nonqualified Options, restricted stock, and unrestricted stock. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the 2010 Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of SIGA or of any parent or subsidiary of SIGA, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted.

Grants of Plan Based Awards
     During the year ended December 31, 2010, there were no grants of plan-based awards made to the Executive Officers. During the year ended December 31, 2009, the Compensation Committee recommended the award of 50,000 options to each of Ayelet Dugary, Chief Financial Officer, and Dennis Hruby, Chief Scientific Officer. For each award, the Compensation Committee recommended that the options become exercisable according to vesting as follows: one-third on each annual anniversary of the date of grant (March 5, 2009). The Board of Directors approved the award, and all of the aforementioned options have an exercise price of $4.70 per share.

     The Compensation Committee determined that it was in the best interest of our Company to issue stock options to motivate the aforementioned executive officers to contribute to our growth and to continue their service with our Company. The number of shares granted to each named executive officer was determined by the Committee based on its consideration of the named executive officer’s individual responsibilities and ability to significantly enhance key company initiatives.

Employment Agreements
     We currently have employment agreements with Dr. Rose, Dr. Hruby and Mr. Luckshire. Dr. Rose’s employment agreement became effective as of March 1, 2007. The most recent amendments to the employment agreements of Dr. Hruby became effective as of March 16, 2011. We have included below descriptions of the current employment agreements of each of these officers, as amended. On February 10, 2011, SIGA and Ms. Dugary agreed not to extend the current term of Ms. Dugary’s employment agreement, and therefore her employment with SIGA terminated effective February 25, 2011.

Eric A. Rose – Chief Executive Officer

     On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. The current term of his employment agreement expires on December 31, 2011, and will renew for additional one (1) year periods unless notice of non-renewal is given. Pursuant to the employment agreement, we agree to pay to Dr. Rose an annual base salary of $400,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Dr. Rose is also eligible to receive bonus payments (in either cash or stock options) as may be approved by the Board of Directors in its sole discretion. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Rose for good reason, we will be obligated to continue to pay Dr. Rose’s base salary for one year, and all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination. Further detail on our severance obligations to Dr. Rose, including the definitions of “cause”, “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change in Control”.

Ayelet Dugary – Chief Financial Officer

     On March 11, 2009, we amended Ayelet Dugary’s existing employment agreement, and pursuant to such amendment she became our Acting Chief Financial Officer, effective as of February 1, 2009. On April 29, 2009, Ms. Dugary because our Chief Financial Officer. Pursuant to her employment agreement, as amended, we had agreed to pay to Ms. Dugary an annual base salary of $225,000, subject to any cost of living adjustments as may have been approved by our Board of Directors, and an annual cash bonus of $50,000. Ms. Dugary was also eligible to receive bonus payments (in either cash or stock options) as may have been approved by the Board of Directors in its sole discretion.

     By mutual agreement between Ms. Dugary and the Company, Ms. Dugary’s employment with the Company ceased effective February 25, 2011 (the “Separation Effective Date”).

     In connection with Ms. Dugary’s departure, the Company entered into a Separation and Consulting Agreement (the “Dugary Separation Agreement”) with Ms. Dugary on the Separation Effective Date. Pursuant to the Dugary Separation Agreement, Ms. Dugary resigned as Chief Financial Officer and Secretary effective immediately.

     Pursuant to the Dugary Separation Agreement, Ms. Dugary will continue to receive her base salary for a period of one year following the Separation Effective Date. The Dugary Separation Agreement further provides that any unvested stock options would vest immediately and become exercisable. Furthermore, all outstanding stock options granted to Ms. Dugary under the 1996 Plan and the 2010 Plan were extended for a period of not less than one year from the Separation Effective Date (to the extent they would have expired earlier).

     Finally, pursuant to the Dugary Separation Agreement, Ms. Dugary has been engaged as a consultant to SIGA for a period that will continue until 90 days from the date of termination for a fee of $45,000.

Dennis E. Hruby – Chief Scientific Officer

     On January 22, 2007, we entered into an amended and restated employment agreement with Dr. Dennis E. Hruby, our Chief Scientific Officer, which replaced his prior employment agreement. The current employment agreement expires on January 21, 2012 and will renew for additional one (1) year periods unless notice of non-renewal is given. On March 11, 2009, we amended Dr. Hruby’s employment agreement whereby we agreed to pay Dr. Hruby an annual base salary of $275,000, subject to any cost of living adjustments as may be approved by our Board of Directors, and an annual cash bonus of no less than $75,000 and no more than $150,000. On March 15, 2011, we further amended Dr. Hruby’s base salary to an annual amount of $338,680. In addition, unless either party provides notice of its desire not to renew the Hruby Employment Agreement thirty (30) days prior to the expiration of the then-current term, the Employment Agreement shall automatically renew for additional one (1) year periods. In the event that Dr. Hruby’s employment is not renewed by SIGA upon the expiration of its term, Dr. Hruby will receive severance in an amount equal to his annual base salary at the time of such non-renewal. The agreement also provides that Dr. Hruby shall report to the Board of Directors, SIGA’s Chief Executive Officer or any other executive officer in a position senior to him. All other material terms of the original employment agreement remain unchanged. Pursuant to his Employment Agreement, we may terminate his Employment Agreement (with or without cause), provided that upon any termination by us without cause (including, without limitation, termination without cause upon a change in control), or termination by Dr. Hruby for good reason, we will be obligated to continue to pay Dr. Hruby’s base salary for two years, and all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination. Further detail on our severance obligations to Dr. Hruby including the definitions in his current Employment Agreement of “cause”, “good reason” and “change in control” is set forth below under the heading “Potential Payments Upon Termination or Change in Control”.

Daniel J. Luckshire – Chief Financial Officer

     On February 10, 2011, we entered into an executive employment agreement with Mr. Daniel J. Luckshire, our current Chief Financial Officer. The current employment agreement expires on February 10, 2013. Pursuant to the employment agreement, we agreed to pay Mr. Luckshire: an annual base salary of $400,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which is 50% of the base salary, subject to the discretion of the Compensation Committee and an annual stock bonus, the target of which is $300,000 in restricted shares of Common Stock, subject to the discretion of the Compensation Committee. We may terminate his employment agreement (with or without cause), provided that upon any termination by us without cause or termination by Mr. Luckshire for good reason, we will be obligated to continue to pay Mr. Luckshire’s base salary for one year, restricted shares shall vest and a pro-rata amount of stock options due to vest within twelve months shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination. In the event of termination by us with cause, or termination by Mr. Luckshire for good reason, upon a change in control, we will be obligated to continue to pay Mr. Luckshire’s base salary for one year and pay accrued and pro-rata bonuses, and all restricted share grants and stock options shall immediately vest, with the options remaining exercisable for a period of not less than one year from the date of termination.

Outstanding Equity Awards at Fiscal Year End

     The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2010.

	Option Awards					Stock Awards
			Equity Incentive					Equity Incentive	Equity Incentive
	Number of	Number of	Plan Awards:					Plan Awards:	Plan Awards:
	Securities	Securities	Number of Securities			Number of	Market Value	Number of	Market or Payout
	Underlying	Underlying	Underlying			Shares or	of Shares or	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock	Units or Other	Shares, Units or
Name and Principal	Options (#)	Options (#)	Unearned Options	Exercise Price	Expiration	That Have	That Have	Rights That Have	Other Rights That
Position	Exercisable	Unexercisable	(#)	($)	Date	Not Vested	Not Vested (#)	Not Vested (#)	Have Not Vested ($)
Eric A. Rose, M.D.	600,000	-	-	2.50	5/3/2011	-	-	-	-
Chief Executive	10,000	-	-	1.22	6/2/2015	-	-	-	-
Officer	10,000	-	-	2.72	12/19/2016	-	-	-	-
	200,000	-	-	3.10	7/26/2017	-	-	-	-
	66,667	-	333,333	2.49	11/14/2018	-	-	-	-

Ayelet Dugary	140,000	-	-	1.50	12/15/2014	-	-	-	-
Chief Financial	25,000	-	-	3.10	7/26/2017	-	-	-	-
Officer (1)	16,667	-	33,333	4.70	3/5/2019	-	-	-	-

Dennis E. Hruby, Ph.D.,	300,000	-	-	2.50	7/23/2012	-	-	-	-
Chief Scientific	150,000	-	-	1.40	6/29/2014	-	-	-	-
Officer	100,000	-	200,000	3.10	7/26/2017	-	-	-	-
	16,667	-	33,333	4.70	3/5/2019	-	-	-	-

(1)
Ms. Dugary became Acting Chief Financial Officer on February 1, 2009 and Chief Financial Officer on April 29, 2009. On February 25, 2011, the Company and Ms. Dugary agreed not to extend the terms of Ms. Dugary’s employment agreement, and effective as of the same date, Ms. Dugary’s employment as Chief Financial Officer ceased. Pursuant to the Dugary Separation Agreement, any remaining unexercised unearned options were immediately earned and exercisable upon separation.

Option Exercises and Stock Vested
     During the fiscal year ended December 31, 2010, no options were exercised by any of our officers. Our officers did not receive any stock awards during the year ended December 31, 2010.

Potential Payments Upon Termination or Change in Control

Severance Arrangement for Eric A. Rose

     The following table and footnotes describe and quantify the potential payments to Dr. Rose upon termination or change in control, assuming that such termination or change in control was effective as of December 31, 2010:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$400,000	$-	$400,000
Lump sum cash payment	-	-	-
Value of accelerated stock options (1)	3,836,663	-	3,836,663
Total	$4,236,663	$-	$4,236,663

(1)
Equal to the aggregate amount of the differences between the exercise prices of the accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2010.

     Pursuant to Dr. Rose’s current employment agreement (which was effective as of March 1, 2007), the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:
  Termination by the Company without cause or by Dr. Rose for good reason.

  Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

  Termination by the Company for cause or by Dr. Rose without good reason.

  Termination by the Company based on Dr. Rose’s death or total disability.
     If Dr. Rose’s employment agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Rose’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Rose’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

     If Dr. Rose’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

Severance Arrangement for Ayelet Dugary

     By mutual agreement between Ms. Dugary and the Company, Ms. Dugary’s employment with the Company ceased effective February 25, 2011 (the “Separation Effective Date”).

     In connection with Ms. Dugary’s departure, the Company entered into a Separation and Consultation Agreement with Ms. Dugary (the “Dugary Separation Agreement”) on the Separation Effective Date. Pursuant to the Dugary Separation Agreement, Ms. Dugary resigned as Chief Financial Officer and Secretary effective at execution.

     Pursuant to the Dugary Separation Agreement, Ms. Dugary will continue to receive her base salary for a period of one year following the Separation Effective Date. The Dugary Separation Agreement further provides that her unvested stock options would vest immediately and become exercisable. Furthermore, all outstanding stock options granted to Ms. Dugary under the 1996 Plan were extended for a period of not less than one year from the Separation Effective Date (to the extent they would have expired earlier).

     Finally, pursuant to the Dugary Separation Agreement, Ms. Dugary has been engaged as a consultant to SIGA for a period that will continue until 90 days from the Separation Effective date for a fee of $45,000.

Severance Arrangement for Dennis E. Hruby

     The following table and footnotes describe and quantify the potential payments to Dr. Hruby upon termination, change in control or in the event that his contract is not renewed, assuming that such termination, change in control or non-renewal was effective as of December 31, 2010:

	Termination by the
	Company without		Termination by the
	cause (or by the	Termination upon	Company due to a
	officer for good cause)	death or disability	change in control
Aggregate monthly cash payments	$550,000	$-	$550,000
Lump sum cash payment	-	-	-
Value of accelerated stock options (1)	2,489,997	-	2,489,997
Total	$3,039,997	$-	$3,039,997

(1)
Equal to the aggregate amount of the differences between the exercise prices of the accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Market on December 31, 2010.

     Pursuant to Dr. Hruby’s employment agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:
  Termination by the Company without cause or by Dr. Hruby for good reason.

  Termination by the Company within 90 days of the occurrence of a change in control (other than for cause)

  Termination by the Company for cause or by Dr. Hruby without good reason.

  Termination by the Company based on Dr. Hruby’s death or total disability.

  Failure by the Company to renew the employment agreement at the end of its term.

     If Dr. Hruby’s employment agreement is terminated without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Hruby’s employment agreement is terminated within 90 days after the occurrence of a change in control other than for cause, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; and (vi) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall, immediately and irrevocably vest and become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

     If Dr. Hruby’s employment is terminated for cause, or if he voluntarily terminates his employment, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

     If Dr. Hruby’s employment is terminated prior to the expiration of the term by reason of death or total disability, his estate or beneficiaries will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the employment agreement in accordance with the terms of such plans, programs and grants.

     In the event that the Company elects not to renew Dr. Hruby’s employment agreement, he shall be entitled to the continued payment of the base salary for one year (such sums to be paid at the times and in the amounts such Base Salary would have been paid had Dr. Hruby’s employment continued).

     No other material changes were made to Dr. Hruby’s severance arrangement.

Other General Terms

Circumstances Triggering Payments

     “Cause”, “good reason” and “change of control” are defined in Dr. Rose, and Dr. Hruby’s current employment agreement as follows:

“Cause” generally includes:
  executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);

  any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;

  perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;

  the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment”, for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

  the breach of a covenant set forth in the applicable employment agreement; or

  any other material breach to the applicable employment agreement.
“Good reason” generally includes:
  the Company failing to pay executive officer his base salary;

  executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or

  executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon region.
A “Change in Control” is deemed to occur upon:
  the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

  stockholders of the Company approving a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.
     Pursuant to each of their respective current employment agreements, during the respective terms thereof plus an additional twenty-four months thereafter, Dr. Rose, Mr. Luckshire and Dr. Hruby have agreed not to engage in any competitive business with us or to induce our employees to terminate their employment or to solicit our customers. We agree to indemnify each of them under their respective employment agreements for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information

     The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2010:

	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved
by security holders (1)	4,719,628	$3.02	1,941,000
Equity compensation plans not
approved by security holders	-	N/A	-
Total	4,719,628		1,941,000

(1)	Consists of the 1996 Plan and the 2010 Plan.

     As of December 31, 2010, there were no outstanding options that had been awarded outside of the Company’s equity compensation plan.

Director Compensation
     During the fiscal year ending December 31, 2010, the directors of SIGA received total compensation as shown in the following table.

				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($)	Awards ($)	Awards ($) (7)	($)	Earnings ($)	($)	Total ($)
James J. Antal (2,3)	20,500	-	50,137	-	-	-	70,637
Michael J. Bayer (3)	13,000	-	50,137	-	-	-	63,137
Thomas E. Constance	12,000	-	50,137	-	-	-	62,137
Steven L. Fasman (4)	15,000	-	50,137	-	-	-	65,137
Scott M. Hammer, M.D.	10,000	-	50,137	-	-	-	60,137
Joseph W. Marshall, III	10,000	-	50,137	-	-	-	60,137
Mehmet C. Oz, M.D. (6)	-	-	-	-	-	-	-
Eric A. Rose, M.D. (5)	-	-	-	-	-	-	-
Paul G. Savas (2,4)	27,000	-	50,137	-	-	-	77,137
Bruce Slovin (2,4)	20,000	-	50,137	-	-	-	70,137
Andrew Stern (1)	5,000	-	111,094	-	-	-	116,094
Michael Weiner, M.D. (3,4)	15,500	-	50,137	-	-	-	65,637

(1)	Mr. Stern began serving on the Board of Directors in July 2010

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Compensation Committee

(5)	Chairman of the Board

(6)	Dr. Oz served on the Board of Directors until January 12, 2010

(7)	Option awards represent the fair value on the grant date as vesting occurs immediately

Director Fees and Equity Compensation
     Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates receive $1,000 per meeting for board meetings and will be reimbursed for expenses incurred by them in connection with serving on our Board of Directors. The chairman of each of the Audit Committee, Nominating Committee, and the Compensation Committee will each receive $1,000 per meeting for meetings of the Audit Committee, Nominating and Compensation Committee, respectively. All other members of the respective committees will receive $500 per meeting for meetings of the committees.

     Non-employee directors will receive an initial grant of 25,000 options upon such non-employee director's first election to the Board of Directors, which such options will be granted under the Company’s incentive plan. In addition, non-employee directors will receive an annual grant of 10,000 options under the Company’s incentive plan, made at each Annual Meeting. All such options have an exercise price equal to the fair market value of the underlying SIGA shares on the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

     The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

     Under these procedures, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends related party transactions be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions, and at each subsequently scheduled meeting, management is required to update the Audit Committee as to any material change to those proposed transactions.

     Further, in the event management recommends any further related party transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

     In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

     Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this proxy statement other than:

     Kramer Levin Naftalis & Frankel LLP, the Company’s legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP.

     On June 19, 2008, SIGA entered into a letter agreement (as amended, the “Letter Agreement”) that expired on June 19, 2010, with MacAndrews & Forbes LLC (“M&F”), for M&F’s commitment to invest, at SIGA’s discretion or at M&F’s option, up to $8 million in exchange for (i) SIGA common stock and (ii) warrants to purchase 40% of the number of SIGA shares acquired by M&F. On June 18, 2010, M&F notified SIGA of its intention to exercise its right to invest $5.5 million, the remaining amount available under the Letter Agreement and entered into a Deferred Closing and Registration Rights Agreement dated as of June 18, 2010 with the Company. On July 26, 2010, upon satisfaction of certain customary closing conditions, including the expiration of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, M&F funded the $5.5 million purchase price to SIGA in exchange for the issuance of (i) 1,797,386 shares of common stock and (ii) warrants to purchase 718,954 shares of common stock at an exercise price of $3.519 per share. The number of shares issuable pursuant to the warrants granted under the Letter Agreement, as well as the exercise price of those warrants, may be subject to adjustment as a result of the effect of future equity issuances on certain anti-dilution provisions in the related warrant agreements.

     In 2009, SIGA issued to M&F 816,993 shares of common stock and 326,797 warrants to acquire common stock in exchange for total proceeds of $2.5 million. The warrants are exercisable for a term of four years from issuance for an exercise price of $3.519 per share. The number of shares issuable pursuant to the warrants granted under the Letter Agreement, as well as the exercise price of those warrants, may be subject to adjustment as a result of the effect of future equity issuances on certain anti-dilution provisions in the warrant agreements.

     On December 1, 2009 the Company entered into an Office Service Agreement with an affiliate of M&F to occupy office space for approximately $8,000 per month. The agreement is cancelable upon 60 days notice by SIGA or the affiliate.

PROPOSAL No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

     Executive compensation is an important matter for our stockholders. The core of SIGA’s executive compensation philosophy and practice continues to be pay for performance. SIGA’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. SIGA’s executive officers are compensated in a manner consistent with SIGA’s strategy, competitive practice, sound governance principles, and stockholder interests and concerns. The Compensation Committee believes that SIGA’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional detail on SIGA’s executive compensation, including our compensation philosophy and objectives and the 2010 compensation of the named executive officers.

     In accordance with recently enacted legislation, stockholders are being asked to vote on the following resolution:

     RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussions and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2011 Proxy Statement.

     As an advisory vote, this proposal is non-binding. Nevertheless, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL No. 2 (ITEM 2 OF THE ENCLOSED PROXY CARD).

PROPOSAL No. 3

VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

     As discussed in Proposal No. 2, executive compensation is an important matter for our stockholders. Consequently and in accordance with recently enacted legislation, we are asking stockholders to vote on the frequency of SIGA’s solicitation of a non-binding stockholder vote on executive compensation (commonly known as the “say-on-pay” vote). Stockholders may select from the following four options: (i) one year (ii) two years (iii) three years or (iv) abstain from voting.

     The Board of Directors believes a frequency of once every three years is the optimal frequency for the say-on-pay vote for a number of reasons including:
  Our compensation programs do not encourage significant risk taking that might create adverse consequences for the Company;

  A longer frequency is consistent with long-term compensation objectives; and

  Our compensation programs are designed to reward and incent long-term performance and a triennial vote allows for changes to the Company’s compensation programs to be functioning for an ample period to evaluate whether the changes were effective.
     Although this advisory vote on the frequency of the say-on-pay is not binding on the Company’s Board of Directors or Compensation Committee, the Board of Directors and the Compensation Committee will consider the result of this vote when determining the frequency of future say-on-pay votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR A VOTE FOR ONCE EVERY “THREE YEARS” FOR PROPOSAL No. 3 (ITEM 3 OF THE ENCLOSED PROXY CARD).

PROPOSAL No. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as SIGA’s independent registered public accounting firm to audit the financial statements of SIGA for the fiscal year ending December 31, 2011, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited SIGA’s financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of SIGA and its stockholders.

Principal Accountant Fees and Services

	Year ended December 31,
	2010	2009
Audit Fees	$413,300	$390,600
Audit Related Fees	57,600	230,800
Tax Fees	71,000	-
All Other Fees	8,600	2,400
Total Fees	$550,500	$623,800

     Audit Fees. Consists of fees billed professional services rendered and expenses incurred for the integrated audit of SIGA’s annual financial statements and of its internal control over financial reporting, reviews of the interim financial statements included in quarterly reports and for services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

     Audit Related Fees. Consists of fees billed that are related to the performance of the audit or review of SIGA’s consolidated financial statements and are not reported under “Audit Fees.” These services are related to the audit of our federal expenditures.

     Tax Fees. Consists of fees billed for tax compliance, tax advice or tax planning. These services related to assistance with our federal tax compliance.

     All Other Fees. Consists of fees billed for products and services other than the services reported above. These services included miscellaneous services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

     SIGA did not make use in fiscal year 2010 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the auditor during the year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL No. 4 (ITEM 4 OF THE ENCLOSED PROXY CARD).

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders must be received at our principal executive offices, 35 East 62nd Street, New York, New York 10065, Attention: Secretary, not later than December 14, 2011. In order to avoid controversy, shareholders should submit proposals by means, including electronic, that permit them to prove the date of delivery. Such proposals must comply with SIGA’s By-Laws and the requirements of Regulation 14A under the Exchange Act.

     If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by February 27, 2012. If not received by such date, such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting. We will not be required to include any such proposal in our proxy materials.

     The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s annual meeting. If the date of next year’s annual meeting is more than 30 days earlier or later than the anniversary of this year’s meeting, SIGA will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our Annual Report on Form 10-K, one of our Quarterly Reports on Form 10-Q, a Current Report on Form 8-K or by any other means reasonably calculated to inform stockholders.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires SIGA’s officers and directors, and persons who own more than ten percent of a registered class of SIGA’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish SIGA with copies of all Section 16(a) reports that they file.

     Based solely upon review of the copies of such reports furnished to SIGA and written representations from certain of SIGA’s executive officers and directors that no other such reports were required, SIGA believes that during the fiscal year ended December 31, 2010, no director failed to file on a timely basis a report relating to a transaction as required by Section 16(a) of the Exchange Act.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

     SIGA’s Annual Report to Stockholders for the year ended December 31, 2010 accompanies this proxy statement. SIGA will provide to any stockholder, upon written request and without charge, a copy of its most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC. All requests for such reports should be directed to the Chief Financial Officer, 35 East 62nd Street, New York, New York 10065, telephone number (212) 672-9100.

OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

“Householding” of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to SIGA Technologies, Inc., 35 East 62nd Street, New York, New York 10065 or by calling us at (212) 672-9100. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel J. Luckshire
Secretary

Dated: April 12, 2011

ANNUAL MEETING OF STOCKHOLDERS OF
SIGA TECHNOLOGIES, INC.

May 17, 2011

Directions to offices of Kramer Levin Naftalis & Frankel LLP

By Air
There are three major airports in the metropolitan area: LaGuardia Airport (in Queens County and nearest), John F. Kennedy International Airport (in Queens County) and Newark International Airport (in Newark, NJ). From each of these airports, you can take a taxi to and from the office.

From Penn Station (Hub for Long Island Railroad, Amtrak and some NJ Transit Trains)
Walk north on Seventh Avenue to 45th Street and make a right onto 45th Street. Walk one avenue east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Port Authority (Hub for NJ Transit Buses and Some Out of Town Buses such as Greyhound)
Walk north on Eighth Avenue to 45th Street and make a right onto 45th Street. Walk three avenues east to Avenue of the Americas (6th Avenue). 1177 Avenue of the Americas is on your near left corner of 45th.

From Grand Central Station (Hub for Metro North - Connecticut and Westchester)
Walk west two and a half avenues up 42nd Street to Avenue of the Americas (6th Avenue). Make a right on 42nd Street and Avenue of the Americas. Walk three blocks north on Avenue of Americas to #1177.

Nearest Subway Stations
The B, D, F and M trains all go to 47th and 50th Streets/Rockefeller Center. The 7, 1, 2, 3, N, Q and R trains all go to 42nd Street/Times Square (Broadway and Seventh Avenues). The 4, 5, 6 and 7 trains all go to Grand Central Terminal (42nd-45th Streets between Lexington and Madison Avenues).

Parking
The two nearest parking garages are the garage on 46th Street, between 7th Avenue and Avenue of the Americas (6th Avenue), right before the Muse Hotel, and the Grace Building Garage on 43rd Street and Avenue of the Americas.

The office is located between 45th and 46th Streets. Reception is on the 29th Floor.

SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

     The undersigned hereby appoints each of Eric A. Rose and Daniel J. Luckshire as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of SIGA Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of SIGA Technologies, Inc. to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, 29th floor, New York, New York 10036, on Tuesday, May 17, 2011, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4 AND “3 YEARS” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	Election of directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

	NOMINEES:	¡	Eric A. Rose, M.D.	¡	Paul G. Savas

		¡	James J. Antal	¡	Bruce Slovin

		¡	Michael J. Bayer	¡	Andrew Stern

		¡	William C. Bevins	¡	Frances Fragos Townsend

		¡	Thomas E. Constance	¡	Michael A. Weiner, M.D.

		¡	Joseph W. Marshall, III

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	Advisory vote on executive compensation

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Advisory vote on the frequency of future advisory votes on executive compensation.

	☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of SIGA Technologies, Inc. for the fiscal year ending December 31, 2011.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:
Date:

Signature of Stockholder:
Date:

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHERE SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY-IN-FACT, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.